Assignment of Contract Rights

Whereas MLD, LLC, a Delaware Limited Liability Company has entered into a contract with WCI Communities for the purchase of real property located in Escambia County Florida, (see attached Exhibit "A") and;

Whereas, MLD, LLC is a single member LLC, whose sole member is P.K. Smartt, and;

Whereas, MLD, LLC does hereby and with these presents convey, assign, quitclaim and deliver any and all rights it may have now or in the future to PKCCR, LLC, A Florida Limited Liability Company, whose sole member is P.K. Smartt, and;

Whereas, PKCCR, LLC does accept and receive for $10.00 and other valuable consideration, the rights conveyed by MLD, LLC, in regards to the contract for real estate by and between MLD and WCI.

Done this the 5th day of June, 2012

MLD, LLC

By: P.K. Smartt

P.K. Smartt, Member MLD, LLC

Accepted by PKCCR, LLC

By: P.K. Smartt

P.K. Smartt, Member, PKCCR, LLC